Exhibit 99.1
Perimeter Solutions Reports First Quarter 2026 Financial Results
May 6, 2026
First quarter Net Income of $72.9M and Adjusted Net Income of $9.0M
Continued value driver execution and recent acquisitions drove first quarter Adjusted EBITDA of $41.2M
First quarter Earnings Per Diluted Share of $0.44 and Adjusted Earnings Per Diluted Share of $0.06
Entered into key five-year contracts with the United States Defense Logistics Agency for suppressants and with California Department of Forestry for retardants in April 2026
Clayton, Missouri, May 6, 2026 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter,” “Perimeter Solutions,” or the “Company”), a leading provider of industrial products and services that support critical and complex customer missions across a range of niche applications, today reported financial results for its first quarter ended March 31, 2026.
First Quarter 2026 Results
•Net sales increased 74% to $125.1 million in the first quarter, as compared to $72.0 million in the prior year quarter.
•Fire Safety net sales increased 22% to $45.5 million, as compared to $37.1 million in the prior year quarter.
•Specialty Products net sales increased 128% to $79.6 million, as compared to $34.9 million in the prior year quarter.
•Net income during the first quarter was $72.9 million, or $0.44 earnings per diluted share, as compared to net income of $56.7 million, or $0.36 earnings per diluted share in the prior year quarter.
•First quarter non-GAAP adjusted earnings per diluted share was $0.06, as compared to non-GAAP adjusted earnings per diluted share of $0.03 in the prior year quarter.
•Adjusted EBITDA increased 128% to $41.2 million in the first quarter, as compared to $18.1 million in the prior year quarter.
•Fire Safety Segment Adjusted EBITDA increased 85% to $18.7 million, as compared to $10.1 million in the prior year quarter.
•Specialty Products Segment Adjusted EBITDA increased 181% to $22.5 million, as compared to $8.0 million in the prior year quarter.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Capital Allocation
•On January 22, 2026, the Company acquired the outstanding capital stock of Medical Manufacturing Technologies, LLC (“MMT”) for a total cash purchase price, net of cash acquired of $682.3 million which was funded with cash on hand and proceeds from a senior secured notes offering. MMT is included within the Specialty Products segment.
•The Company invested $5.8 million in capital expenditures during the quarter ended March 31, 2026.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Wednesday, May 6, 2026 to discuss financial results for the first quarter 2026. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13758345”. The telephonic replay will be available until June 6, 2026 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions (NYSE: PRM) is a leading provider of industrial products and services that support critical and complex customer missions across a range of niche applications. Perimeter’s focus on superior customer service, paired with our Value Driver-focused operating strategy, decentralized operating model, and focus on driving value via capital allocation and capital structure management, fulfills our dual mandate: to serve customers and create value for stockholders. Perimeter is comprised of two segments, Fire Safety, including fire retardants and fire suppressants, and Specialty Products, which currently spans lubricant additives, electronic and electro-mechanical components, and highly engineered machinery for the medical device industry. Perimeter expects to continue expanding its portfolio through organic growth and value creating acquisitions.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$125,069	$72,030
Cost of goods sold	74,282	43,877
Gross profit	50,787	28,153
Operating expenses (income):
Selling, general and administrative expense	23,061	16,299
Amortization expense	22,599	14,099
Founders advisory fees - related party	(76,378)	(80,613)
Other operating expense	9,018	561
Total operating income	(21,700)	(49,654)
Operating income	72,487	77,807
Other expense (income):
Interest expense, net	24,356	9,644
Foreign currency gain	(1,351)	(1,159)
Other (income) expense, net	(364)	143
Total other expense, net	22,641	8,628
Income before income taxes	49,846	69,179
Income tax benefit (expense)	23,090	(12,493)
Net income	72,936	56,686
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(6,566)	7,885
Total comprehensive income	$66,370	$64,571
Earnings per share:
Basic	$0.47	$0.38
Diluted	$0.44	$0.36
Weighted average number of shares outstanding:
Basic	153,863,650	148,556,284
Diluted	165,074,373	156,727,696

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2026	December 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$91,624	$325,927
Accounts receivable, net	87,536	64,363
Inventories	191,026	139,634
Prepaid expenses and other current assets	27,987	34,049
Total current assets	398,173	563,973
Property, plant and equipment, net	101,296	85,138
Operating lease right-of-use assets	37,297	30,152
Finance lease right-of-use assets	5,490	5,713
Goodwill	1,365,415	1,065,211
Customer lists, net	924,377	628,189
Technology and patents, net	200,318	184,804
Tradenames, net	125,297	86,330
Other assets, net	6,715	3,497
Total assets	$3,164,378	$2,653,007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,408	$30,301
Accrued expenses and other current liabilities	61,322	47,212
Founders advisory fees payable - related party	25,839	95,726
Deferred revenue	3,322	1,879
Total current liabilities	128,891	175,118
Long-term debt, net	1,209,650	669,122
Operating lease liabilities, net of current portion	32,858	27,860
Finance lease liabilities, net of current portion	5,560	5,694
Deferred income taxes	121,788	80,410
Founders advisory fees payable - related party	338,480	440,697
Preferred stock	117,753	115,904
Preferred stock - related party	586	1,293
Other non-current liabilities	3,963	3,590
Total liabilities	1,959,529	1,519,688
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value per share, 4,000,000,000 shares authorized; 188,505,219 and 174,818,216 shares issued; 163,127,063 and 149,440,060 shares outstanding at March 31, 2026 and December 31, 2025, respectively	19	17
Treasury stock, at cost; 25,378,156 shares at March 31, 2026 and December 31, 2025	(168,197)	(168,197)
Additional paid-in capital	2,106,116	2,100,958
Accumulated other comprehensive loss	(12,936)	(6,370)
Accumulated deficit	(720,153)	(793,089)
Total stockholders’ equity	1,204,849	1,133,319
Total liabilities and stockholders’ equity	$3,164,378	$2,653,007

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$72,936	$56,686
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Founders advisory fees - related party (change in fair value)	(76,378)	(80,613)
Depreciation and amortization expense	27,139	16,893
Interest and payment-in-kind on preferred stock	1,904	1,833
Stock-based compensation	2,598	2,671
Non-cash lease expense	2,513	1,395
Deferred income taxes	(27,055)	8,927
Amortization of deferred financing costs	709	444
Foreign currency gain	(1,351)	(1,159)
Loss on disposal of assets	17	3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,424	11,830
Inventories	(3,099)	2,145
Prepaid expenses and current other assets	878	766
Accounts payable	(976)	(3,513)
Deferred revenue	219	4,564
Income taxes payable, net	5,338	1,660
Accrued expenses and other current liabilities	2,399	7,253
Founders advisory fees - related party (cash settled)	(95,726)	(6,677)
Operating lease liabilities	(1,903)	(994)
Finance lease liabilities	(119)	(127)
Other, net	(2,428)	(241)
Net cash (used in) provided by operating activities	(88,961)	23,746
Cash flows from investing activities:
Purchase of property and equipment	(5,801)	(4,813)
Purchase of businesses, net of cash acquired	(682,294)	(10,000)
Net cash used in investing activities	(688,095)	(14,813)
Cash flows from financing activities:
Common stock repurchased	—	(8,183)
Proceeds from exercises of options	3,000	41
Principal payments on finance lease obligations	(179)	(251)
Proceeds from issuance of long-term debt	550,000	—
Payment of debt issuance costs	(10,057)	—
Net cash provided by (used in) financing activities	542,764	(8,393)
Effect of foreign currency on cash and cash equivalents	(11)	1,054
Net change in cash and cash equivalents	(234,303)	1,594
Cash and cash equivalents, beginning of period	325,927	198,456
Cash and cash equivalents, end of period	$91,624	$200,050
Supplemental disclosures of cash flow information:
Cash paid for interest	$154	$6
Cash (received) paid for income taxes	$(2,034)	$530

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Adjusted EBITDA and Segment Adjusted EBITDA

Adjusted EBITDA and Segment Adjusted EBITDA are defined as income (loss) before income taxes plus net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense, (v) purchase accounting impact and (vi) foreign currency loss (gain). To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA and Segment Adjusted EBITDA, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Income (loss) before income taxes	$62,127	$(12,281)	$49,846	$58,878	$10,301	$69,179
Depreciation and amortization	14,492	12,647	27,139	12,765	4,128	16,893
Interest and financing expense	10,455	13,901	24,356	5,954	3,690	9,644
Founders advisory fees - related party	(66,890)	(9,488)	(76,378)	(69,327)	(11,286)	(80,613)
Non-recurring expenses (1)	132	259	391	234	673	907
Acquisition costs	10	8,958	8,968	—	561	561
Stock-based compensation expense	716	1,882	2,598	1,576	1,095	2,671
Purchase accounting impact (2)	—	5,590	5,590	—	—	—
Foreign currency (gain) loss	(2,351)	1,000	(1,351)	5	(1,164)	(1,159)
Segment Adjusted EBITDA	$18,691	$22,468	$41,159	$10,085	$7,998	$18,083

(1)
For the three months ended March 31, 2026, $0.3 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company, and $0.1 million was related to restructuring and other non-recurring costs. For the three months ended March 31, 2025, $0.5 million was related to restructuring and other non-recurring costs, and $0.4 million was related to the Redomiciliation Transaction.

(2)	For the three months ended March 31, 2026, $5.6 million was primarily related to the impact of purchase accounting on the cost of inventory sold. The inventory acquired received a purchase accounting step-up in basis.

Adjusted Net Income and Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income divided by adjusted diluted shares. Adjusted Net Income is defined as net income (loss) plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense, (v) purchase accounting impact and (vi) foreign currency loss (gain). Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options excluded under U.S. GAAP due to a net loss, less dilution related to founders advisory fees. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted Net Income and Adjusted EPS, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and Adjusted Net Income should not be considered alternatives to GAAP earnings (loss) per share (“GAAP EPS”), net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands, except share and per share data).

(Unaudited)	Three Months Ended March 31,
	2026	2025
GAAP net income	$72,936	$56,686
Adjustments:
Amortization	22,599	14,099
Founders advisory fees - related party	(76,378)	(80,613)
Non-recurring expenses (1)	391	907
Acquisition costs	8,968	561
Stock-based compensation expense	2,598	2,671
Purchase accounting impact (2)	5,590	—
Foreign currency gain	(1,351)	(1,159)
Tax impact of non-GAAP adjustments (3)	(26,319)	10,937
Adjusted net income	$9,034	$4,089

Shares used in computing GAAP Earnings Per Share (diluted)	165,074,373	156,727,696
Options (4)	—	—
Shares underlying Founders fixed advisory fees (5)	(4,714,122)	(7,071,183)
Shares underlying Founders variable advisory fees (6)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	160,360,251	149,656,513

GAAP Earnings Per Share (diluted)	$0.44	$0.36
Adjusted Earnings Per Share (diluted)	$0.06	$0.03
____________________

(1)
For the three months ended March 31, 2026, $0.3 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company, and $0.1 million was related to restructuring and other non-recurring costs. For the three months ended March 31, 2025, $0.5 million was related to restructuring and other non-recurring costs, and $0.4 million was related to the Redomiciliation Transaction.

(2)	For the three months ended March 31, 2026, $5.6 million was primarily related to the impact of purchase accounting on the cost of inventory sold. The inventory acquired received a purchase accounting step-up in basis.
(3)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(4)	The Company adds back the dilutive impact of options if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(5)	As of March 31, 2026, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee.
(6)	Based on period end market prices as of March 31, 2026, no shares were issuable within 12 months under the Founders variable advisory fee.